Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.25 to Registration Statement (Investment Company Act File No. 811-21162) on Form N-1A of BlackRock Principal Protected Trust of our report dated August 25, 2008, relating to the financial statements and financial highlights of BlackRock Basic Value Principal Protected Fund (“the Fund”) of BlackRock Principal Protected Trust, appearing in the Annual Report on Form N-CSR of the Fund for the year ended June 30, 2008 and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 24, 2008